Workiva Inc. Announces First Quarter 2021 Financial Results
•Increased Q1 2021 Subscription & Support Revenue by 24.2% over Q1 2020
•Generated Total Q1 2021 Revenue of $104.2 Million, up 21.5% over Q1 2020
•Achieved 48% YOY Growth of Customers with Annual Contract Value Over $150K
•Expands Total Addressable Market with Launch of ESG Solution
•Raises Full-Year 2021 Revenue Guidance

AMES, Iowa - May 4, 2021 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its first quarter ended March 31, 2021.
"We entered 2021 with strong momentum, which continued throughout the first quarter," said Marty Vanderploeg, Chief Executive Officer. "Secular tailwinds from macro business trends, such as digital transformations, changes in the regulatory landscape, and remote workplaces, continue to generate strong demand for our open, intelligent and intuitive platform."
"Last week we announced our newest fit-for-purpose solution, ESG," added Vanderploeg. "ESG reporting is complex, making it a natural fit for our platform and a compelling market for us to enter. As companies address the rapidly evolving ESG disclosure requirements from company stakeholders, we believe ESG will drive global demand for our cloud platform and lead to an expansion of our total addressable market."
"Our cloud technology transforms the way people manage and report business data with various collaborators, data sources, documents, and spreadsheets. As a result of improved market demand and an expanding addressable market, we are raising our full-year guidance," said Jill Klindt, Chief Financial Officer.
First Quarter 2021 Financial Highlights
•Revenue: Total revenue for the first quarter of 2021 reached $104.2 million, an increase of 21.5% from $85.8 million in the first quarter of 2020. Subscription and support revenue contributed $84.9 million, up 24.2% versus the first quarter of 2020. Professional services revenue was $19.3 million, an increase of 10.6% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the first quarter of 2021 was $80.5 million compared with $63.4 million in the same quarter of 2020. GAAP gross margin was 77.3% versus 73.9% in the first quarter of 2020. Non-GAAP gross profit for the first quarter of 2021 was $81.4 million, an increase of 26.7% compared with the prior year's first quarter, and non-GAAP gross margin was 78.1% compared to 74.9% in the first quarter of 2020.
•Results from Operations: GAAP loss from operations for the first quarter of 2021 was $4.1 million compared with a loss of $9.1 million in the prior year's first quarter. Non-GAAP income from operations was $7.5 million, compared with non-GAAP income from operations of $0.9 million in the first quarter of 2020.
•GAAP Net Loss: GAAP net loss for the first quarter of 2021 was $7.3 million compared with a net loss of $10.4 million for the prior year's first quarter. GAAP net loss per basic and diluted share was $0.15 compared with a net loss per basic and diluted share of $0.22 in the first quarter of 2020.
•Non-GAAP Net Income: Non-GAAP net income for the first quarter of 2021 was $6.6 million compared with net income of $1.7 million in the prior year's first quarter. Non-GAAP net income per basic and diluted share was $0.13 and $0.12, respectively, compared with net income per basic and diluted share of $0.04 and $0.03, respectively, in the first quarter of 2020.
•Liquidity: As of March 31, 2021, Workiva had cash, cash equivalents and marketable securities totaling $540.6 million, compared with $530.0 million as of December 31, 2020. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $17.9 million of finance lease obligations outstanding as of March 31, 2021.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,800 customers as of March 31, 2021, a net increase of 293 customers from March 31, 2020.
•Revenue Retention Rate: As of March 31, 2021, Workiva's revenue retention rate (excluding add-on revenue) was 95.1%, and the revenue retention rate including add-on revenue was 111.2%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2021, Workiva had 884 customers with an annual contract value (ACV) of more than $100,000, up 32% from 670 customers at March 31, 2020. Workiva had 457 customers with an ACV of more than $150,000, up 48% from 308 customers in the first quarter of 2020.
Financial Outlook
As of May 4, 2021, Workiva is providing guidance as follows:
Second Quarter 2021 Guidance:
•Total revenue is expected to be in the range of $101.0 million to $102.0 million.
•GAAP loss from operations is expected to be in the range of $12.1 million to $11.1 million.
•Non-GAAP income from operations is expected to be in the range of break-even to $1.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.30 to $0.28.
•Non-GAAP net income per basic share is expected to be in the range of $0.00 to $0.02.
•Net income (loss) per basic share is based on 51.2 million weighted-average shares outstanding.
Full Year 2021 Guidance:
•Total revenue is expected to be in the range of $418.0 million to $420.0 million.
•GAAP loss from operations is expected to be in the range of $53.7 million to $51.7 million.
•Non-GAAP loss from operations is expected to be in the range of $5.0 million to $3.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.31 to $1.27.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.19 to $0.15.
•Net income (loss) per basic and diluted share is based on 51.4 million weighted-average shares outstanding.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement".
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter, in addition to discussing the Company’s outlook for the second quarter and full year 2021. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 4446607. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 11, 2021, at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 4446607. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

Read the Workiva blog: www.workiva.com/blog
Follow Workiva on LinkedIn: www.linkedin.com/company/workiva
Like Workiva on Facebook: www.facebook.com/workiva
Follow Workiva on Twitter: www.twitter.com/workiva

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2021	2020
	(unaudited)
Revenue
Subscription and support	$84,936	$68,361
Professional services	19,286	17,440
Total revenue	104,222	85,801
Cost of revenue
Subscription and support (1)	13,202	12,153
Professional services (1)	10,474	10,243
Total cost of revenue	23,676	22,396
Gross profit	80,546	63,405
Operating expenses
Research and development (1)	26,634	22,994
Sales and marketing (1)	41,035	36,117
General and administrative (1)	17,021	13,369
Total operating expenses	84,690	72,480
Loss from operations	(4,144)	(9,075)
Interest income	360	1,706
Interest expense	(3,485)	(3,478)
Other (expense) income, net	(384)	718
Loss before (benefit) provision for income taxes	(7,653)	(10,129)
(Benefit) provision for income taxes	(329)	289
Net loss	$(7,324)	$(10,418)
Net loss per common share:
Basic and diluted	$(0.15)	$(0.22)
Weighted-average common shares outstanding - basic and diluted	50,244,120	47,545,703

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2021	2020
	(unaudited)
Cost of revenue
Subscription and support	$496	$431
Professional services	367	425
Operating expenses
Research and development	2,431	1,583
Sales and marketing	3,549	2,736
General and administrative	4,780	4,761

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$331,173	$322,831
Marketable securities	209,446	207,207
Accounts receivable, net	53,754	68,922
Deferred costs	22,924	21,923
Other receivables	3,314	3,155
Prepaid expenses and other	12,758	9,047
Total current assets	633,369	633,085
Property and equipment, net	28,961	29,365
Operating lease right-of-use assets	16,501	15,844
Deferred costs, non-current	23,422	23,421
Intangible assets, net	1,560	1,583
Other assets	4,610	3,708
Total assets	$708,423	$707,006
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,716	$2,843
Accrued expenses and other current liabilities	60,110	68,256
Deferred revenue	212,025	208,990
Finance lease obligations	1,728	1,705
Total current liabilities	278,579	281,794
Convertible senior notes, net	291,756	289,490
Deferred revenue, non-current	32,888	35,894
Other long-term liabilities	1,683	1,680
Operating lease liabilities, non-current	17,540	17,209
Finance lease obligations, non-current	16,221	16,662
Total liabilities	638,667	642,729
Stockholders’ equity
Common stock	50	49
Additional paid-in-capital	491,549	478,698
Accumulated deficit	(422,024)	(414,700)
Accumulated other comprehensive income	181	230
Total stockholders’ equity	69,756	64,277
Total liabilities and stockholders’ equity	$708,423	$707,006

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(7,324)	$(10,418)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,054	1,063
Stock-based compensation expense	11,623	9,936
(Recovery of) provision for doubtful accounts	(118)	40
Amortization of premiums and discounts on marketable securities, net	625	101
Amortization of debt discount and issuance costs	2,266	2,197
Deferred income tax	(346)	—
Changes in assets and liabilities:
Accounts receivable	15,265	14,265
Deferred costs	(1,059)	603
Operating lease right-of-use asset	944	1,098
Other receivables	(161)	(253)
Prepaid expenses	(3,747)	(1,955)
Other assets	(573)	(74)
Accounts payable	1,908	(1,382)
Deferred revenue	179	(1,228)
Operating lease liability	(1,076)	(1,145)
Accrued expenses and other liabilities	(7,957)	(8,021)
Net cash provided by operating activities	11,503	4,827
Cash flows from investing activities
Purchase of property and equipment	(849)	(688)
Purchase of marketable securities	(43,655)	(20,832)
Sale of marketable securities	—	11,423
Maturities of marketable securities	40,586	12,975
Purchase of intangible assets	(71)	(77)
Net cash (used in) provided by investing activities	(3,989)	2,801

Cash flows from financing activities
Proceeds from option exercises	4,138	2,794
Taxes paid related to net share settlements of stock-based compensation awards	(7,146)	(1,379)
Proceeds from shares issued in connection with employee stock purchase plan	4,237	3,660
Principal payments on finance lease obligations	(417)	(398)
Net cash provided by financing activities	812	4,677
Effect of foreign exchange rates on cash	16	(613)
Net increase in cash and cash equivalents	8,342	11,692
Cash and cash equivalents at beginning of period	322,831	381,742
Cash and cash equivalents at end of period	$331,173	$393,434

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2021	2020
Gross profit, subscription and support	$71,734	$56,208
Add back: Stock-based compensation	496	431
Gross profit, subscription and support, non-GAAP	$72,230	$56,639
As a percentage of subscription and support revenue, non-GAAP	85.0%	82.9%

Gross profit, professional services	$8,812	$7,197
Add back: Stock-based compensation	367	425
Gross profit, professional services, non-GAAP	$9,179	$7,622
As a percentage of professional services revenue, non-GAAP	47.6%	43.7%

Gross profit	$80,546	$63,405
Add back: Stock-based compensation	863	856
Gross profit, non-GAAP	$81,409	$64,261
As percentage of revenue, non-GAAP	78.1%	74.9%

Cost of revenue, subscription and support	$13,202	$12,153
Less: Stock-based compensation	496	431
Cost of revenue, subscription and support, non-GAAP	$12,706	$11,722
As percentage of revenue, non-GAAP	12.2%	13.7%

Cost of revenue, professional services	$10,474	$10,243
Less: Stock-based compensation	367	425
Cost of revenue, professional services, non-GAAP	$10,107	$9,818
As percentage of revenue, non-GAAP	9.7%	11.4%

Research and development	$26,634	$22,994
Less: Stock-based compensation	2,431	1,583
Research and development, non-GAAP	$24,203	$21,411
As percentage of revenue, non-GAAP	23.2%	25.0%

Sales and marketing	$41,035	$36,117
Less: Stock-based compensation	3,549	2,736
Sales and marketing, non-GAAP	$37,486	$33,381
As percentage of revenue, non-GAAP	36.0%	38.9%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2021	2020
General and administrative	$17,021	$13,369
Less: Stock-based compensation	4,780	4,761
General and administrative, non-GAAP	$12,241	$8,608
As percentage of revenue, non-GAAP	11.7%	10.0%

Loss from operations	$(4,144)	$(9,075)
Add back: Stock-based compensation	11,623	9,936
Income from operations, non-GAAP	$7,479	$861
As percentage of revenue, non-GAAP	7.2%	1.0%

Net loss	$(7,324)	$(10,418)
Add back: Stock-based compensation	11,623	9,936
Add back: Non-cash interest expense related to convertible senior notes	2,266	2,197
Net income, non-GAAP	$6,565	$1,715
As percentage of revenue, non-GAAP	6.3%	2.0%

Net loss per basic and diluted share:	$(0.15)	$(0.22)
Add back: Stock-based compensation	0.23	0.21
Add back: Non-cash interest expense related to convertible senior notes	0.05	0.05
Net income per basic share, non-GAAP	$0.13	$0.04
Net income per diluted share, non-GAAP	$0.12	$0.03

Weighted-average common shares outstanding - basic, non-GAAP	50,244,120	47,545,703
Weighted-average common shares outstanding - diluted, non-GAAP	55,090,270	51,749,547

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending June 30, 2021			Year ending December 31, 2021

Loss from operations, GAAP range	$(12,100)	-	$(11,100)	$(53,700)	-	$(51,700)
Add back: Stock-based compensation	12,100		12,100	48,700		48,700
Income (loss) from operations, non-GAAP range	$—	-	$1,000	$(5,000)	-	$(3,000)

Net loss per share, GAAP range	$(0.30)	-	$(0.28)	$(1.31)	-	$(1.27)
Add back: Stock-based compensation	0.24		0.24	0.95		0.95
Add back: Non-cash interest expense related to convertible senior notes	0.04		0.04	0.17		0.17
Net income (loss) per share, basic, non-GAAP range	$(0.02)	-	$—	$(0.19)	-	$(0.15)

Weighted-average common shares outstanding - basic	51,200,000		51,200,000	51,400,000		51,400,000